NSAR ITEM 77O
VK Trust for California Quality Municipal Trust
10f-3 Transactions


Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From        shares  	underwriting  Purchase

    1           Sacramento       Bear 	   2,000	 1.61         6/12/01
                City San.	 Stearns
		District


Underwriting Participants:

Underwriting #1

Bear Stearns & Co.
First Albany Corporation
Lehman Brothers
Morgan Stanley Dean Witter
Salomon Smith Barney
UBS PaineWebber